 Exhibit 99.1

TRxADE HEALTH, Inc. Announces Closing of Acquisition of Superlatus, Inc.

NEW YORK, July 31, 2023 — TRxADE HEALTH, Inc. (NASDAQ: MEDS) (“TRxADE”), a pharmaceutical exchange platform provider, today announced the closing of the previously announced acquisition of Superlatus, Inc. (“Superlatus”), a U.S.-based holding company of food products and distribution capabilities (the “Merger”).

Under the terms of the amended and restated agreement and plan of merger, shareholders of Superlatus received (i) 136,441 shares of MEDS common stock, representing 19.99% of the total issued and outstanding MEDS common stock at the closing of the Merger, and (ii) 306,855 shares of a new class of MEDS non-voting convertible preferred stock with a conversion ratio of 100 to one, multiplied by such shareholder’s pro rata percentage ownership.

On July 28, 2023, TRxADE issued to the shareholders of TRxADE as of that date, including the independent directors who are entitled to certain amount of MEDS common stock in connection with their 2023 annual compensation and regardless of whether the common stock has been issued or vested before July 28, 2023 (collectively, the “MEDS Rights Shareholders”) a non-transferrable right to receive one share of MEDS common stock at no cost (the “MEDS Rights”), with seven (7) MEDS Rights issued per share of common stock of TRxADE held as of July 28, 2023, conditioned upon their execution of a registration rights agreement. The MEDS Rights are not actionable or transferable until registration; provided they become transferable one year after the date of the merger if no registration has occurred.

After the closing of the Merger, TRxADE had regained compliance with the $2,500,000 minimum stockholders’ equity requirement set forth in the Nasdaq’s listing rule 5550(b)(1).

For a full description of the merger transaction, please see TRxADE’s Current Report on Form 8-K filed today with the Securities and Exchange Commission (the “SEC”).

About Superlatus, Inc.

Superlatus is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agritech, foodtech, plant-based proteins and alt-proteins. We provide industry-leading processing and forming technologies that create high nutrition, high taste, and textured foods. Our management team consists of world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus’ website at https://www.superlatusfoods.com.

About TRxADE HEALTH, INC.

TRxADE is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. TRxADE operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on TRxADE please visit TRxADE’s IR website at investors.trxadegroup.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial conditions. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about TRxADE and its industry, beliefs and assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to the following: agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the merger documents; and those areas detailed in TRxADE’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. TRxADE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

No Offer or Solicitation

The securities issued in connection with the proposed merger are being offered in a transaction not involving a public offering and have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Investor Contact:

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